Exhibit 99.1

CPSI Announces Second Quarter 2021 Results

Highlights for Second Quarter 2021:

  Revenues of $68.5 million;
  GAAP net income of $6.1 million and non-GAAP net income of $10.8 million;
  GAAP earnings per diluted share of $0.42 and non-GAAP earnings per diluted share of $0.75;
  Adjusted EBITDA of $14.3 million;
  Bookings of $16.6 million;
  Cash provided by operations of $19.4 million; and
  Net debt of $97.0 million

MOBILE, Ala.--(BUSINESS WIRE)--August 3, 2021--CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the quarter ended June 30, 2021.

Total revenues for the quarter ended June 30, 2021, were $68.5 million, compared with total revenues of $59.5 million for the prior-year second quarter. GAAP net income for the quarter ended June 30, 2021, was $6.1 million, or $0.42 per diluted share, compared with $1.8 million, or $0.12 per diluted share, for the quarter ended June 30, 2020. Cash provided by operations for the second quarter of 2021 was $19.4 million, compared with $17.2 million for the prior-year quarter. Net debt at June 30, 2021, was $97.0 million.

Total revenues for the six months ended June 30, 2021, were $136.5 million, compared with total revenues of $129.3 million for the prior-year period. GAAP net income for the six months ended June 30, 2021, was $10.3 million, or $0.70 per diluted share, compared with $5.9 million, or $0.41 per diluted share, for the six months ended June 30, 2020. Cash provided by operations for the first six months of 2021 was $33.1 million, compared with $24.8 million for the prior-year period.

Commenting on the Company’s financial performance for the second quarter of 2021, Matt Chambless, chief financial officer of CPSI, stated, “The results for the second quarter of 2021 were highlighted by a strong performance by TruBridge, as well as a modest improvement in system sales revenue compared with a year ago. The continued resiliency of our customer base, combined with the recent acquisition of TruCode LLC, a leading provider of medical coding software, resulted in yet another top-line record for TruBridge, up 31.2 percent over the second quarter of 2020. We also achieved record quarterly non-GAAP net income of $10.8 million, and solid growth in Adjusted EBITDA to $14.3 million, with Adjusted EBITDA margin only 30 basis points from a new high margin mark. Our focused initiatives on more efficient business process management and better labor capitalization were key drivers of our improved profitability.

“The acquisition of TruCode, completed on May 12, 2021, reflects our disciplined efforts spanning multiple years to better position CPSI to opportunistically deploy capital. TruCode’s cloud-based solutions complement our proven suite of TruBridge services and solutions and offer significant cross-selling opportunities within our acute and post-acute care customer bases. With leverage after the transaction still below our target limit of 2.5 times debt-to-EBITDA, we are well positioned to continue to pursue other M&A opportunities that fit our strategic profile and support further growth,” added Chambless.

Boyd Douglas, president and chief executive officer of CPSI, stated, “As we exit the first half of the year, we are very pleased with the strong results that reflect our continued focus on our aggressive, three-year growth strategy. TruBridge again delivered impressive revenue and margin results, which in combination with improved operational efficiencies and the expansion of recurring revenue, are helping to build sustainable and profitable growth for CPSI in 2021 and beyond.

“While total bookings of $16.6 million were an improvement over the first quarter of the year, we still encountered headwinds in the sales process as the focus of our potential customers remains on the COVID recovery process. We are encouraged both by a healthy pipeline across our services and EHR businesses and by the great start to the second half of the year in terms of sales. Along with the progress made in margin optimization, we are optimistic that the downward pressure on bookings in the first half of the year will have a minimal impact on our three-year outlook,” added Douglas.

CPSI will hold a live webcast to discuss second quarter 2021 results today, Tuesday, August 3, 2021, at 3:30 p.m. Central Time, 4:30 p.m. Eastern Time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of five companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC, iNetXperts, Corp. d/b/a Get Real Health and TruCode LLC. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. TruCode provides medical coding software that enables complete and accurate code assignment for optimal reimbursement. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward‑looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward‑looking statements. Such factors may include: the impact of the ongoing COVID-19 pandemic and related economic disruptions which have materially affected CPSI’s revenue and could materially affect CPSI’s gross margin and income, as well as CPSI’s financial position and/or liquidity; federal, state and local government actions to address and contain the impact of COVID-19 and their impact on us and our hospital clients; operational disruptions and heightened cybersecurity risks due to a significant percentage of our workforce working remotely; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; potential failure to develop new products or enhance current products that keep pace with market demands; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential inability to properly manage growth in new markets we may enter; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; lack of employment or non-competition agreement with most of our key personnel; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Income
(In '000s, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sales revenues:
System sales and support	$35,967	$34,724	$72,333	$75,910
TruBridge	32,566	24,825	64,205	53,396
Total sales revenues	68,533	59,549	136,538	129,306

Costs of sales:
System sales and support	17,449	15,687	34,825	34,273
TruBridge	17,196	13,756	32,974	28,813
Total costs of sales	34,645	29,443	67,799	63,086

Gross profit	33,888	30,106	68,739	66,220

Operating expenses:
Product development	6,469	8,371	14,899	16,642
Sales and marketing	5,312	5,169	10,613	12,166
General and administrative	10,986	10,955	24,135	22,802
Amortization of acquisition-related intangibles	3,383	2,866	6,440	5,733
Total operating expenses	26,150	27,361	56,087	57,343

Operating income	7,738	2,745	12,652	8,877

Other income (expense):
Other income	224	(38)	1,038	324
Loss on extinguishment of debt	-	(202)	-	(202)
Interest expense	(797)	(803)	(1,424)	(1,982)
Total other income (expense)	(573)	(1,043)	(386)	(1,860)

Income before taxes	7,165	1,702	12,266	7,017

Provision (benefit) for income taxes	1,024	(62)	1,980	1,163

Net income	$6,141	$1,764	$10,286	$5,854

Net income per common share—basic	$0.42	$0.12	$0.71	$0.41
Net income per common share—diluted	$0.42	$0.12	$0.70	$0.41

Weighted average shares outstanding used in per common share computations:
Basic	14,335	14,067	14,247	13,985
Diluted	14,343	14,067	14,282	13,985

Computer Programs and Systems, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	June 30, 2021 (unaudited)	Dec. 31, 2020
Assets
Current assets
Cash and cash equivalents	$19,131	$12,671
Accounts receivable, net of allowance for doubtful accounts of $2,027 and $1,701, respectively	30,947	32,414
Financing receivables, current portion, net	8,529	10,821
Inventories	1,423	1,084
Prepaid income taxes	3,253	1,789
Prepaid expenses and other	9,043	8,365
Total current assets	72,326	67,144

Property & equipment, net	12,708	13,139
Software development costs, net	7,008	3,210
Operating lease assets	8,618	6,610
Financing receivables, net of current portion	9,107	11,477
Other assets, net of current portion	3,295	2,787
Intangible assets, net	102,349	71,689
Goodwill	177,748	150,216
Total assets	$393,159	$326,272

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$6,850	$7,716
Current portion of long-term debt	3,457	3,457
Deferred revenue	11,375	8,130
Accrued vacation	5,173	5,353
Other accrued liabilities	23,387	12,786
Total current liabilities	50,242	37,442

Long-term debt, less current portion	112,632	73,360
Operating lease liabilities, net of current portion	6,630	5,092
Deferred tax liabilities	12,113	10,378
Total liabilities	181,617	126,272

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 14,734 and 14,511 shares issued	15	15
Treasury stock, 86 and 47 shares	(2,483)	(1,261)
Additional paid-in capital	184,101	181,622
Retained earnings	29,909	19,624
Total stockholders' equity	211,542	200,000

Total liabilities and stockholders' equity	$393,159	$326,272

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net income	$10,286	$5,854
Adjustments to net income:
Provision for bad debt	1,294	1,708
Deferred taxes	1,735	816
Stock-based compensation	2,479	3,610
Depreciation	1,116	892
Amortization of acquisition-related intangibles	6,440	5,733
Amortization of software development costs	265	55
Amortization of deferred finance costs	147	169
Loss on extinguishment of debt	-	202
Changes in operating assets and liabilities:
Accounts receivable	1,149	5,656
Financing receivables	4,236	3,028
Inventories	(339)	(181)
Prepaid expenses and other	(1,177)	(2,177)
Accounts payable	(1,274)	(709)
Deferred revenue	1,545	(329)
Other liabilities	6,706	633
Prepaid income taxes	(1,464)	(122)
Net cash provided by operating activities	33,144	24,838

Investing activities:
Purchase of business, net of cash received	(59,839)	-
Investment in software development	(4,063)	(1,484)
Purchases of property and equipment	(685)	(3,028)
Net cash used in investing activities	(64,587)	(4,512)

Financing activities:
Dividends paid	-	(2,886)
Treasury stock purchases	(1,222)	-
Payments of long-term debt principal	(1,875)	(2,194)
Proceeds from long-term debt	-	65
Proceeds from revolving line of credit	61,000	-
Payments of revolving line of credit	(20,000)	(4,000)
Net cash used in financing activities	37,903	(9,015)

Net increase in cash and cash equivalents	6,460	11,311

Cash and cash equivalents, beginning of period	12,671	7,357
Cash and cash equivalents, end of period	$19,131	$18,668

Computer Programs and Systems, Inc.
Consolidated Bookings
(In '000s)

	Three Months Ended		Six Months Ended
In '000s	6/30/2021	6/30/2020	6/30/2021	6/30/2020
System sales and support(1)	$10,302	$14,099	$16,392	$23,931
TruBridge(2)	6,249	5,905	8,936	15,416

Total	$16,551	$20,004	$25,328	$39,347
(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts)
Computer Programs and Systems, Inc.
Bookings Composition
(In '000s, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
System sales and support
Non-subscription sales(1)	$4,219	$7,348	$7,216	$14,839
Subscription revenue(2)	4,685	5,691	6,592	7,099
Other	1,398	1,060	2,584	1,993
TruBridge
Net new(3)	1,022	1,464	1,484	3,814
Cross-sell(3)	3,985	4,141	5,574	11,014
Get Real Health	772	300	1,408	588
TruCode	470	-	470	-

Total	$16,551	$20,004	$25,328	$39,347
(1)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(2)	Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.
(3)	“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

Computer Programs and Systems, Inc.
Acute Care EHR Net New License Mix

	Three Months Ended		Six Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
SaaS(1)	4	3	6	11
Perpetual license(2)	-	2	3	3

Total	4	5	9	14
(1)	Exhibit revenue attribution that is recurring in nature.
(2)	Exhibit revenue attribution that is nonrecurring in nature.

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA:	2021	2020	2021	2020
Net income, as reported	$6,141	$1,764	$10,286	$5,854

Deferred revenue and other acquisition-related adjustments	158	-	158	-
Depreciation expense	563	473	1,116	892
Amortization of software development costs	192	17	265	55
Amortization of acquisition-related intangible assets	3,383	2,866	6,440	5,733
Stock-based compensation	1,444	1,251	2,479	3,610
Severance and other nonrecurring charges	814	50	3,007	105
Interest expense and other, net	573	1,043	386	1,860
Provision for income taxes	1,024	(62)	1,980	1,163

Adjusted EBITDA	$14,292	$7,402	$26,117	$19,272
Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Net Income and Non-GAAP EPS:	2021	2020	2021	2020
Net income, as reported	$ 6,141	$ 1,764	$ 10,286	$ 5,854

Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other acquisition-related adjustments	158	-	158	-
Amortization of acquisition-related intangible assets	3,383	2,866	6,440	5,733
Stock-based compensation	1,444	1,251	2,479	3,610
Severance and other nonrecurring charges	814	50	3,007	105
Non-cash interest expense	73	83	147	169
Loss on extinguishment of debt	-	202	-	202
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,200)	(935)	(2,535)	(2,062)
Tax shortfall (windfall) from stock-based compensation	-	171	(84)	299

Non-GAAP net income	$ 10,813	$ 5,452	$ 19,898	$ 13,910

Weighted average shares outstanding, diluted	14,343	14,067	14,282	13,985

Non-GAAP EPS	$ 0.75	$ 0.39	$ 1.39	$ 0.99

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non‑GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) depreciation expense; (iii) amortization of software development costs; (vi) amortization of acquisition-related intangible assets; (v) stock-based compensation; (vi) severance and other non‑recurring charges; (vii) interest expense and other, net; and (viii) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring charges; (v) non-cash interest expense; (vi) loss on extinguishment of debt; and (vii) the total tax effect of items (i) through (vii). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall from stock-based compensation.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other adjustments - Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other non-recurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock‑based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non‑GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100